UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Share Redemption Program

On December 13, 2006, in connection with the listing (the “Listing”) of our common stock, par value $0.01 per share (our “Common Stock”), on the New York Stock Exchange, Inc. (the “NYSE”), our share redemption program terminated in accordance with its terms.

Prior to the Listing, we maintained the share redemption program to provide liquidity for our stockholders and holders of common units (“OP Units”) of limited partnership interest in DCT Industrial Operating Partnership LP, our operating partnership (the “Operating Partnership”), until a secondary market developed for our shares. Pursuant to this program, stockholders or OP unit holders who had held their shares or units for at least one year may have been able to redeem all or any portion of their shares or units in accordance with the procedures outlined in the prospectus relating to the shares or units they purchased. At that time, we may have, subject to certain conditions and limitations, redeemed the shares or units presented for redemption for cash to the extent that we had sufficient funds available to us to fund such redemption. The amount received from the redemption of shares or units was equal to the lesser of the price actually paid for the shares or units or the redemption price, which was dependent on the number of years the shares or units were held.

Termination of Distribution Reinvestment Plan

On December 13, 2006, we provided written notice to the participants in our distribution reinvestment plan that we are terminating the plan in accordance with its terms. Such termination will become effective ten days following such notice, on December 23, 2006.

The distribution reinvestment plan allowed stockholders or OP unit holders to have cash that was otherwise distributable to them invested in additional shares of our Common Stock at a discounted purchase price. Participants were able to purchase shares under the distribution reinvestment plan for an amount per share equal to the current offering price of the share on the relevant distribution date less a 5% discount.

We intend to adopt a new distribution reinvestment plan, which may have different terms. We expect that this proposed distribution reinvestment plan will be implemented during the first quarter of 2007.

Item 3.03. Material Modifications to the Rights of Security Holders.

The information contained in Item 5.03. of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

2006 Outperformance Program

On December 13, 2006, the compensation committee (the “Committee”) of our board of directors adopted the DCT Industrial Trust Inc. 2006 Outperformance Program (the “Program”), a long-term incentive compensation program, subject to and effective upon the closing of the initial listed public offering of shares of our Common Stock. The purpose of the Program is to further align the interests of our stockholders and management by encouraging our senior officers to create stockholder value in a “pay for performance” compensation structure.

Under the Program, participating executives will share in an “outperformance pool” if our total stockholder return for the three-year performance period beginning on the closing date of our initial listed public offering, December 15, 2006, exceeds the greater of an absolute compound annual total stockholder return of 10% or 110% of the compound annual return of the MSCI US REIT Index during the same period measured against a baseline value equal to $12.25 per share, which was the public offering price in such offering. The size of the outperformance pool for the Program will be 10% of our total stockholder return in excess of the performance hurdle, subject to a maximum amount of $40 million. Each executive’s award under the Program will be designated as a specified participation percentage of the aggregate outperformance pool. Assuming the performance hurdles are met, the outperformance pool will be allocated among the award recipients in accordance with each executive’s specified participation percentage. Any unallocated portion of the outperformance pool remaining at the end of the performance period will be reallocated among the Program’s participants at that time on a pro-rata basis.

If the performance hurdles are met, each participating executive will be issued restricted shares of Common Stock as of the end of the performance period with a value equal to such executive’s share of the outperformance pool. Half of the restricted shares of Common Stock issued will be fully vested at the end of the performance period and the remaining half will vest in two equal installments on the first two anniversaries of that date based on continued employment. The Committee may also permit the participating executives to elect to receive their awards in the form of LTIP units in the Operating Partnership or other equivalent forms of equity in lieu of restricted shares of Common Stock.

The Program provides that if the outperformance pool is established, each participating executive will be entitled to the distributions that would have been paid had the number of his or her earned restricted shares of Common Stock been issued at the beginning of the performance period. These distributions will be paid in cash at the end of the performance period. Thereafter, distributions will be paid currently on all restricted shares of Common Stock that were issued, whether vested or unvested.

In the event of a change in control (as determined for purposes of the Program) during the performance period, the performance period will be shortened to end on the date of the change in control and participating executives’ awards will be based on performance relative to the hurdle through the date of the change in control. Any shares of Common Stock earned upon a change in control will be fully vested. If a participating executive’s employment is terminated before the end of the performance period as a result of death or disability (as determined for purposes of the Program), or is terminated by us without cause or by the executive for good reason, in each case as determined under the Program, the executive’s award will be based on performance relative to the hurdle through the date of termination and any earned shares of Common Stock will be fully vested upon such date of termination. In the event of a change in control or termination as a result of death or disability, without cause or for good reason after the performance period has ended, all unvested awards issued under the Program will become fully vested. If an award recipient’s employment is terminated by us for cause or by the award recipient without good reason, all unearned awards and unvested restricted shares of Common Stock will be forfeited.

All determinations, interpretations, and assumptions relating to the vesting and the calculation of the awards under the Program will be made by the Committee.

On December 13, 2006, the Committee approved the following awards under the Program to the following executives: Thomas Wattles (16%); Philip Hawkins (16%); James Cochran (16%); Stuart Brown (10%); Daryl Mechem (8%); and Michael Ruen (8%). These awards became effective upon the closing of our initial listed public offering on December 15, 2006. The Committee has the authority, in its sole discretion, to award the unallocated portion (9%) of the Program.

The foregoing summary is qualified in its entirety by reference to the copy of the DCT Industrial Trust Inc. 2006 Outperformance Program which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Adoption of Post-Listing Charter

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2006 (the “October 8-K”), we filed a definitive proxy statement (the “Proxy Statement”) with the Commission on September 1, 2006. In the Proxy Statement, we described and asked our stockholders to consider and vote on, among other things, a proposal (the “Post-Listing Charter Amendment Proposal”) at our 2006 Annual Meeting of Stockholders to approve our Third Articles of Amendment and Restatement (our “Post-Listing Charter”). As described in more detail in the Proxy Statement, our Post-Listing Charter is an amendment and restatement of our charter that would only become effective upon a listing of our shares of Common Stock on a national securities exchange. The principal purpose of the amendment contemplated by the Post-Listing Charter Amendment Proposal was to modify certain provisions of our charter to conform more closely to the articles of incorporation of companies that qualify as real estate investment trusts for U.S. federal income tax purposes and whose securities are publicly traded and listed on the NYSE.

As previously disclosed in the October 8-K, on October 10, 2006 our stockholders approved resolutions ratifying and approving the Post-Listing Charter Amendment Proposal.

On December 13, 2006, in connection with the Listing, we filed our Post-Listing Charter with the State Department of Assessments and Taxation of the State of Maryland.

A description of the changes effected by our Post-Listing Charter can be found in the section entitled “Proposal V: The Post-Listing Charter Amendment Proposal” of the Proxy Statement, and is incorporated by reference into this Item 5.03.

A copy of our Post-Listing Charter is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Adoption of Amended and Restated Bylaws

As previously disclosed in the Proxy Statement, our board of directors unanimously approved an amendment and restatement of our Bylaws to make certain conforming changes in connection with our Post-Listing Charter. This amendment and restatement of our Bylaws also became effective on December 13, 2006 in connection with the effectiveness of our Post-Listing Charter.

A description of the material changes reflected in our Bylaws, as amended and restated, can be found in the section entitled “Proposal V: The Post-Listing Charter Amendment Proposal—Conforming Amendments to our Bylaws” of the Proxy Statement, and is incorporated by reference into this Item 5.03.

A copy of our Bylaws, as amended and restated, is attached hereto as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	DCT Industrial Trust Inc. Third Articles of Amendment and Restatement

3.2	DCT Industrial Trust Inc. Amended and Restated Bylaws

10.1	DCT Industrial Trust Inc. 2006 Outperformance Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

December 19, 2006

	By:	/s/ Stuart B. Brown
		Name:	Stuart B. Brown
		Title:	Chief Financial Officer

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